UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ZION OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZION OIL & GAS, INC.

6510 ABRAMS RD, SUITE 300

DALLAS, TEXAS 75231

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting (the “Annual Meeting”) of the Stockholders of ZION OIL & GAS, INC. (the “Company”) will be held at 2:00 P.M (local time) on June 10, 2015 at the Westin Galleria Hotel in Dallas, Texas to:

1.       Elect four directors of the Company as Class I directors to serve for a term of three years;

2.       Amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 100 million to 200 million;

3.       Amend the Company’s Amended and Restated Certificate of Incorporation to authorize the Company to issue up to 25 million shares of preferred stock, at a par value of $0.01 per share, and grant to the Board the express authority to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock, the voting rights, designations, preferences, rights and qualifications, limitations or restrictions of each series of such preferred stock;

4.       Approve an additional number of shares of Common Stock available under the 2011 Equity Incentive Plan for employees and consultants reserving for issuance thereunder an additional four million shares of Common Stock and an additional number of shares of Common Stock available under the 2011 Non-Employee Directors Stock Option Plan reserving for issuance thereunder an additional two million shares of Common Stock;

5.       Ratify the appointment of MaloneBailey, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

6.       Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has fixed the close of business on April 13, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

Regardless of whether you plan to attend the Annual Meeting, please vote your shares as soon as possible so that we may have a quorum at the Annual Meeting, and your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials that was mailed to you. If you attend the Annual Meeting, you will have the right to revoke the proxy and vote your shares in person.

We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

/s/ VICTOR G. CARRILLO
Victor G. Carrillo
President and Chief Operating Officer
April 16, 2015

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING AND ANNUAL REPORT

The Company’s proxy materials and Annual Report on Form 10-K/A are available at
http://www.astproxyportal.com/ast/ZionOil/.

ZION OIL & GAS, INC.

6510 ABRAMS RD, SUITE 300

DALLAS, TEXAS 75231

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on Wednesday, June 10, 2015

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Zion Oil & Gas, Inc., a Delaware corporation (“Zion”, “Zion Oil” or the “Company”), of proxies to be voted at the 2015 Annual Meeting (the “Annual Meeting”) of the Company’s stockholders to be held at the Westin Galleria Hotel in Dallas, Texas on Wednesday, June 10, 2015, at 2:00 p.m. (CST) and any adjournment(s) thereof.

Pursuant to rules adopted by the SEC, we are providing stockholders of record as of the Record Date (defined below) with Internet access to our proxy materials. Our Board of Directors has made these proxy materials available to you on the Internet on or about April 22, 2015 at www.astproxyportal.com/ast/ZionOil/, which is the website described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to stockholders of record. We are sending the Notice to our stockholders of record as of the Record Date, and filing the Notice with the SEC, on or about April 16, 2015. In addition to our proxy materials being available for review, the website contains instructions on how to access the proxy materials over the Internet or to request a printed copy, free of charge. In addition, stockholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by contacting our Investor Relations Department at our principal executive offices in Dallas, Texas. We will also provide stockholders upon request and free of charge with a copy of our Form10-K/A for the year ended December 31, 2014 filed with the SEC on March 18, 2015.

At the Annual Meeting, the stockholders will be asked to:

1.       Elect four directors as Class I directors of the Company to serve for a term of three years;

2.       Amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 100 million to 200 million;

3.       Amend the Company’s Amended and Restated Certificate of Incorporation to authorize the Company to issue up to 25 million shares of preferred stock, at a par value of $0.01 per share, and grant to the Board the express authority to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock, the voting rights, designations, preferences, rights and qualifications, limitations, or restrictions of each series of such preferred stock;

4.       Approve an additional number of shares of Common Stock available under the 2011 Equity Incentive Plan for employees and consultants reserving for issuance thereunder an additional four million shares of Common Stock and an additional number of shares of Common Stock available under the 2011 Non-Employee Directors Stock Option Plan reserving for issuance thereunder an additional two million shares of Common Stock;

5.       Ratify the appointment of MaloneBailey, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

6.       Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

To have a valid meeting of the stockholders, a quorum of the Company’s stockholders is necessary. A quorum shall consist of a majority of the shares of the Common Stock issued and outstanding and entitled to vote on the Record Date present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes shall be counted as present for the purpose of determining the presence of a quorum. Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Annual Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Annual Meeting. The shares represented by the proxies solicited by the Board of Directors will be voted in accordance with the directions given therein, but if no direction is given, such shares unless otherwise restricted by law will be voted:

(i)       FOR the election as directors of the nominees of the Board named below;

(ii)      FOR the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 100 million to 200 million,

(iii)     FOR the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to authorize the Company to issue up to 25 million shares of preferred stock, at a par value of $0.01 per share, and grant to the Board the express authority to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock, the voting rights, designations, preferences, rights and qualifications, limitations, or restrictions of each series of such preferred stock;

(iv)     FOR the proposal to approve an additional number of shares of Common Stock available under the 2011 Equity Incentive Plan for employees and consultants reserving for issuance thereunder an additional four million shares of Common Stock and an additional number of shares of Common Stock available under the 2011 Non-Employee Directors Stock Option Plan reserving for issuance thereunder an additional two million shares of Common Stock;

(v)      FOR the proposal to ratify the appointment of MaloneBailey as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(vi)     unless otherwise restricted by law, in the discretion of the proxies named in the proxy on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

The Company is unaware of any additional matters not set forth in the Notice that will be presented for consideration at the Annual Meeting.

VOTING RIGHTS

All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock of record at the close of business on April 13, 2015 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of 36,050,739 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

Stockholders holding a majority of the Common Stock issued and outstanding as of the Record Date, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof.

Assuming a quorum is present at the Annual Meeting,

(i)       the affirmative vote of a plurality of the shares having voting power present in person or by proxy is required for approval of Proposal No. 1 (election of directors);

(ii)      the affirmative vote of a majority of the shares issued and outstanding is required for approval of the increase in authorized Common Stock for Proposal No. 2 (Common Stock increase) and to authorize the issue of preferred stock for Proposal No. 3 (preferred stock authorization); and

(iii)     the affirmative vote of a majority of the shares having voting power present in person or by proxy is required for approval to increase the number of shares in each of the 2011 Equity Incentive Plan and the 2011 Non-Employee Directors’ Stock Option Plan of Proposal No. 4 (increase in Plan shares) and for ratification of the independent auditors for the year ended December 31, 2015 of Proposal No. 5 (independent auditor ratification).

If you hold shares in a brokerage account, brokers are not entitled to vote on Proposal No. 1, Proposal No. 3 or Proposal No. 4 in the absence of specific client instructions. Stockholders who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. To vote shares held in “street name” at the Annual

Meeting, you should contact your broker before the Annual Meeting to obtain a proxy form in your name. Broker non-votes and abstentions are counted as shares present at the Annual Meeting for purposes of determining a quorum.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on “routine” matters, but not on non-routine matters. The proposal to elect four Class I directors (Proposal No. 1) is considered a non-routine matter on which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owner of the shares. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will not vote your shares on this proposal. Therefore, your broker will not have discretionary authority to vote your shares with respect to Proposal No. 1.

A “broker non-vote” occurs when the broker does not receive voting instructions from the beneficial owner with respect to a non-routine matter and therefore the broker expressly indicates on a proxy card that it is not voting on a matter. Also, brokers may not vote on material changes to equity compensation plans, such as Proposal No. 4, without instructions from the beneficial owners. Abstentions will have the effect of a negative vote. With respect to shares held in brokerage accounts, the broker is entitled to vote the shares on Proposals No. 2, if no instructions are received. Abstentions are counted as votes against Proposals No. 2.

The proposal to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 5) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on this proposal. If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to this proposal.

How Can I Vote Without Attending the Annual Meeting?

There are three convenient methods for registered stockholders to direct their vote by proxy without attending the Annual Meeting:

•         Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card (www.voteproxy.com). You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2015. Internet voting is available 24 hours a day. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card.

•         Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Notice or on your proxy card [1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other countries]. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on June 9, 2015. Telephone voting is available 24 hours a day. If you vote by telephone, you do NOT need to vote over the Internet or return a proxy card.

•         Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Notice & Access – Request Paper Copies:

Telephone: 888-Proxy-NA (888-776-9962); 718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

Webhosting site address: http://www.astproxyportal.com/ast/ZionOil/

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth information as of the Record Date concerning shares of our Common Stock beneficially owned by: (i) each director; (ii) each nominee for director, (iii) each Named Executive Officer (defined below); (iv) all directors and executive officers as a group; and (v) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

In accordance with SEC rules, the table considers all shares of Common Stock that could be issued upon the exercise of outstanding options and warrants within 60 days of the Record Date to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but does not consider those securities to be outstanding for computing the percentage ownership of any other person. We have chosen to include the effect of the shares of Common Stock that could be issued upon the exercise of outstanding options and warrants through June 12, 2015. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Except as noted above, we have calculated the percentages of shares beneficially owned based on 36,051,468 shares of Common Stock outstanding on the Record Date.

The address of John M. Brown, Victor G. Carrillo, Paul Oroian, Forrest A. Garb, William H. Avery, Martin M. van Brauman, Justin W. Furnace, Gene Scammahorn and Kent Siegel is 6510 Abrams Rd., Suite 300, Dallas, TX 75231. The address of Ilan Sheena, Glen Perry and Yehezkel Druckman is 9 Halamish Street, Caesarea Industrial Park, 3088900 Israel.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John M. Brown(1)	880,000	(2)	2.4

Victor G. Carrillo	385,693	(3)	1.1

Ilan N. Sheena	262,500	(4)

Forrest A. Garb(1)	149,147	(5)

William H. Avery	370,000	(6)	1.0

Paul Oroian	166,160	(7)

Yehezkel Druckman	127,425	(8)

Glen Perry(1)	199,964	(9)

Justin W. Furnace	90,000	(10)

Gene Scammahorn	90,539	(11)

Kent Siegel(1)	126,000	(12)

Martin M. van Brauman(13)	172,587	(14)

Group Total*	2,870,868		8.0

____________

*         Based on 36,050,739 outstanding shares at Record Date

(1)      Nominee for Class I Director.

(2)      Comprised of (a) 375,000 shares of Common Stock owned by Mr. Brown, plus 40,000 shares jointly held with his wife (b) 100,000 shares of Common Stock owned by Mr. Brown’s wife and (c) 365,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 25,000 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

(3)      Comprised of (a) 90,000 shares of Common Stock owned by Mr. Carrillo and (b) 295,693 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(4)      Comprised of (a) 75,000 shares of Common Stock owned by Mr. Sheena and (b) 187,500 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include 10,000 shares of Common Stock issuable upon exercise of un-vested options recently granted under the plans.

(5)      Comprised of (a) 3,147 shares of Common Stock owned by Mr. Garb and (b) 146,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(6)      Comprised of (a) 250,000 shares of Common Stock owned by Mr. Avery and (b) 120,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(7)      Comprised of (a) 15,160 shares of Common Stock owned by Mr. Oroian and (b) 151,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(8)      Comprised of (a) 17,425 shares of Common Stock owned by Dr. Druckman and (b) 110,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(9)      Comprised of (a) 109,964 shares of Common Stock owned by Mr. Perry and (b) 90,000 shares issuable upon exercise of options awarded to Mr. Perry under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(10)   Comprised of (a) 5,000 shares of Common Stock owned by Mr. Furnace and (b) 85,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Furnace under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(11)   Comprised of (a) 539 shares of Common Stock owned by Mr. Scammahorn and (b) 90,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Scammahorn under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(12)   Comprised of 126,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Siegel under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(13)   Mr. van Brauman was appointed to the Board of Directors on April 1, 2014.

(14)   Comprised of (a) 40,000 shares of Common Stock owned by Mr. van Brauman, plus 2,587 shares jointly held with his wife and (b) 130,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans, which are currently exercisable.

EXECUTIVE COMPENSATION OVERVIEW

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. As such, we have opted to take advantage of the scaled disclosure requirements afforded to smaller reporting companies. The executive compensation disclosures that follow are compliant with the SEC’s executive compensation disclosure rules for smaller reporting companies and, therefore, are generally narrower in scope than (and, in some cases, eliminate) the executive compensation disclosures that we provided with respect to the fiscal years ended 2010 and 2011 (when we were not considered a smaller reporting company).

Our current “Named Executive Officers” are:

•         John M. Brown — Executive Chairman and Chief Executive Officer;

•         Victor G. Carrillo — President and Chief Operating Officer;

•         Ilan N. Sheena — Chief Financial Officer and Managing Director in Israel.

Compensation Philosophy

We believe that the skill and dedication of our executive officers and other management personnel are critical factors affecting our long-term success. We have been engaged in the exploration of oil and gas in onshore Israel since 2000 and continue to face a very challenging environment. Our ultimate success will depend, in part, upon our talented employees and the leadership provided by our Named Executive Officers. We have designed our executive compensation program to achieve the following objectives:

•         Attract and retain highly qualified talent. We need to attract, motivate, and retain management talent of high quality in a competitive market.

•         Align the interests of our executives with stockholders. We strive to align the interests of Zion’s management and stockholders, towards the overall success of the Company, by planning and working towards multi-well, long-term exploration and drilling programs in Israel, aimed at discovering and producing commercial quantities of oil and gas in Israel.

•         Manage resources efficiently. Employee compensation is a significant expense for us. We strive to manage our compensation programs so as to balance our need to reward and retain executives with our goal of preserving stockholder value. In addition, given the importance of preserving cash reserves for our exploration program, we seek to provide executives with significant equity compensation in order to encourage them to accept lower cash compensation than they might be able to receive elsewhere.

Zion’s executive compensation programs are designed to compensate individual management personnel based on a number of factors, including:

•         the individual’s position and responsibilities within the Company;

•         the overall importance of the individual’s responsibilities in helping the Company achieve success:

•         specific tasks that the individual may be required to perform during a particular time period;

•         the individual’s skill set, experience and education;

•         market conditions, as measured by (among other things) feedback from recruiters and the Company’s knowledge of peer company compensation policies;

•         geographical considerations, including the cost of living associated with the USA and Israel, where the Company’s offices are located;

•         advice from third party economic consulting and compensation firms;

•         the Company’s performance in areas for which the individual has responsibility; and

•         the Company’s overall performance in its mission.

Compensation Components

In an effort to meet these objectives, our executive compensation program consists of the following components:

•         Base Salary. The Compensation Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace. We generally strive to set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment.

•         Equity Award. The Compensation Committee believes that long-term equity incentives, such as stock options, focus executives on increasing long-term shareholder value.

•         Discretionary Cash Bonus Award. The Compensation Committee has historically awarded cash bonuses on occasion to reward significant individual contributions or to act as an incentive.

•         General Benefits. We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees.

The Compensation Committee typically reviews our executive officers’ compensation on an annual basis. Our Chief Executive Officer (“CEO”) recommends to the Compensation Committee the goals, objectives and compensation for all executive officers, except himself, and responds to requests for information from the Compensation Committee. Except for these roles, Zion’s executive officers do not have a role in approving goals and objectives or in determining compensation of executive officers or non-employee directors. Our CEO has no role in approving his own compensation.

We believe that the compensation provided to our executive officers is reasonable and appropriate to facilitate the achievement of our long-term objectives. The compensation programs and policies that our Compensation Committee has designed incentivize our executive officers to perform at a level necessary to achieve our desired objectives. We believe that the various elements of compensation combine to align the best interests of our executive officers with our stockholders and our company in order to maximize stockholder value.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last three fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer, President, Chief Financial Officer and other Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)	Total
John M. Brown, Executive Chairman and Chief Executive Officer(3)	2012 2013 2014	207,000 207,000 273,000	31,026 —	52,616 85,542	41,534 68,115 101,343	301,150 306,141 459,885

Victor G. Carrillo, President and Chief Operating Officer	2012 2013 2014	250,000 250,000 250,000	25,000 1,026 —	94,926 73,544 59,337	30,783 39,220 52,151	400,709 363,790 361,488

Ilan N. Sheena, Chief Financial Officer and Managing Director in Israel	2012 2013 2014	171,322 188,479 190,218	20,000 1,329 1,124	58,775 53,123 91,531	58,820 69,844 71,175	308,917 312,775 354,048

____________

1.       In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the Named Executive, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to our financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2014. To see the value actually received by the Named Executive Officers in fiscal 2014, see the “Option Exercises and Stock Vested” in fiscal 2014 Table below.

2.       For 2014, represents the compensation as described under the caption “All Other Compensation”, below.

3.       Mr. John M. Brown, the Company’s founder and Chairman since 2001, was also appointed as Interim Chief Executive Officer on October 18, 2012 and Chief Executive Officer on January 1, 2014.

All Other Compensation

The following table provides information regarding each component of compensation for 2014 included in the All Other Compensation column in the Summary Compensation Table above.

Name	Perquisites and Other Personal Benefits(1)	Automobile Related Expenses(2)	Insurance Related Expenses(3)	Israel Related Social Benefits(4)	Total
John M. Brown	26,178	8,358	66,807	—	101,343

Victor G. Carrillo	2,214	7,150	42,787	—	52,151

Ilan N. Sheena*	941	27,427	—	42,807	71,175

____________

1.       Represents for Mr. Brown cell phone expense ($1,301) and unused vacation expenses ($24,877); Represents for Mr. Carrillo, cell phone expenses ($1,974) and professional dues ($240); Represents for Mr. Sheena, cell phone expenses.

2.       Represents for Mr. Brown, a leased automobile cost; Represents for Mr. Carrillo, a leased automobile cost; Represents for Mr. Sheena, tax cost in respect of the use of a leased vehicle ($13,986) and a leased automobile cost ($13,441).

3.       Represents for Messrs. Brown and Carrillo, direct cash payments to providers of health, dental, life, vision, and disability insurance.

4.       These are comprised of contribution by the Company to savings, severance, pension, disability and insurance plans generally provided in Israel, including education funds and managerial insurance funds. For Mr. Sheena, this amount represents Israeli severance fund payments ($15,757), managerial insurance funds ($9,458), disability insurance ($3,405), and supplemental education fund contribution ($14,187).

*         Represents amounts paid in New Israeli Shekels (NIS) and converted at average exchange rates for the year.

Grant of Plan Based Awards in 2014

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2014.

Name	Approval Date(1)	Grant Date(1)	Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)		Grant Date Fair Value of Option Awards ($)
John M. Brown	03/31/2014 03/31/2014	03/31/2014 03/31/2014	25,000 20,000	(2) (3)	$ $	0.01 0.01	$ $	47,524 38,018

Victor G. Carrillo	10/01/2014 12/01/2014	10/01/2014 12/01/2014	20,693 25,000	(4) (5)	$ $	1.67 0.01	$ $	20,318 39,019

Ilan N. Sheena	03/31/2014 04/01/2014 06/11/2014 10/01/2014	03/31/2014 04/01/2014 06/11/2014 10/01/2014	10,000 10,000 10,000 33,307	(6) (7) (8) (4)	$ $ $ $	0.01 0.01 0.01 1.67	$ $ $ $	19,009 19,110 20,709 32,703

____________

1.       All grants were approved by the Compensation Committee.

2.       Represents grant of stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. The options vest in equal quarterly installments of four consecutive quarters beginning with the quarter ended March 31, 2014 and expire on March 31, 2024.

3.       Represents grant of stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on March 31, 2024.

4.       Represents grant of stock options under our 2011 Stock Option Incentive Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on October 01, 2024.

5.       Represents grant of stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on December 31, 2024.

6.       Represents grant of stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on March 31, 2024.

7.       Represents grant of stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. The options vest in equal quarterly installments of four consecutive quarters beginning with the quarter ended June 30, 2014 and expire on April 01, 2024.

8.       Represents grant of stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on June 11, 2024.

Outstanding Equity Awards at Fiscal Year End – December 2014

The following table sets forth certain information with respect to restricted stock and stock options held by our Named Executive Officers as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
John M. Brown	20,000 300,000 45,000		—	$ $ $	0.01 2.61 0.01	01/31/2020 12/4/2021 03/31/2024

Victor G. Carrillo	15,000 200,000 50,000 25,000 20,693 25,000		— —	$ $ $ $ $ $	4.55 2.61 1.70 0.01 1.67 0.01	01/26/2016 12/4/2021 12/20/2022 12/31/2023 10/01/2024 12/01/2024

Ilan N. Sheena	100,000 35,000 2,500 33,307	2,500		$ $ $ $	2.61 1.7 0.01 1.67	12/04/2021 12/20/2022 04/01/2024 10/01/2024

Option Exercises and Stock Vested in Fiscal 2014

The following table provides information about options exercised by the Named Executive Officers during the fiscal year ended December 31, 2014:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
John M. Brown	10,000	19,700

Victor G. Carrillo	25,000	49,250

Ilan N. Sheena	25,000	48,625

____________

(1)      Represents the amounts realized based on the difference between the market price of our stock on the date of exercise and the exercise price.

Employment Agreements

John M. Brown. Mr. Brown has continuously served as Chairman of the Board since the Company’s establishment in April of 2000, but was appointed Executive Chairman in January 2010. On January 21, 2010, the Company and Mr. Brown, the Chairman of the Company’s board of directors, entered into an Employment Agreement (the “Chairman Agreement”) covering Mr. Brown’s service as the Executive Chairman of the Company’s Board of Directors.

The Chairman Agreement had an initial term that extended through December 31, 2012 and then automatically renewed for an additional two year term through December 31, 2014. Thereafter, the agreement provides that it is to be renewed automatically for successive two year terms unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Brown is paid an annual salary of $207,000, payable monthly. Mr. Brown can terminate the employment agreement and the relationship thereunder at any time upon 60 business days’ notice. If the Company were not to renew the term of the agreement or were to terminate the agreement during any renewal term, for any reason other than “Just Cause” (as defined the Agreement), then the Company is to pay to Mr. Brown an amount equal to the base salary, then payable to him for a period of twelve months as if the Chairman Agreement had not been so terminated or had been renewed. Mr. Brown may also terminate the agreement for “Good Reason” (as defined in the Agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Chairman Agreement provides for customary protections of the Company’s confidential information and intellectual property.

Mr. Brown was also appointed as Interim Chief Executive Officer on October 18, 2012, but continued under the existing Employment Agreement through December 31, 2013.

Effective January 1, 2014, Mr. Brown was appointed as the Chief Executive Officer and to continue as the Executive Chairman under a new Employment Agreement for an initial term until December 31, 2016 and renewable for successive two year terms unless the Company or Mr. Brown terminates in writing more than 90 days prior to the termination of the initial term or any renewal term. Under the agreement, Mr. Brown is paid an annual salary of $231,000, payable monthly. Mr. Brown will receive an annual bonus of $30,000. Mr. Brown can terminate the Employment Agreement and the relationship thereunder at any time upon 60 business days’ notice. If the Company were not to renew the term of the agreement or were to terminate the agreement during any renewal term, for any reason other than “Just Cause” (as defined the Agreement), then the Company is to pay to Mr. Brown an amount equal to the base salary, then payable to him for a period of twelve months as if the Agreement had not been so terminated or had been renewed. Mr. Brown may also terminate the agreement for “Good Reason” (as defined in the Agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Employment Agreement provides for customary protections of the Company’s confidential information and intellectual property.

Victor G. Carrillo. Mr. Carrillo was appointed a director in September 2010, Executive Vice President in January 2011 and President and Chief Operating Officer in October 2011. On March 19, 2012, the Company and Mr. Carrillo entered into an amended and restated employment agreement. Under the agreement, Mr. Carrillo continues to be paid an annual salary of $250,000, subject to annual review and adjustments. By its terms, the agreement provides for an initial term ending December 31, 2013. After expiration of the initial term, the agreement automatically renews for two successive one year periods, terminated by either party upon notice to the other, given not less than 30 days prior to the expiration of the then-current term. The amended and restated agreement replaces the employment agreement between Mr. Carrillo and the Company which entered into as of January 2011 upon his appointment as Executive Vice President.

Either the Company or Mr. Carrillo can terminate the employment agreement and the relationship thereunder at any time upon notice. The employment agreement has been renewed for another one year period. If the Company were to terminate the agreement during a renewal term for any reason other than “Just Cause” (as defined in the employment agreement), then Mr. Carrillo is entitled to six month’s salary, as well as all benefits earned and accrued through such date. The employment agreement provides for customary protections of the Company’s confidential information and intellectual property.

Ilan N. Sheena. Mr. Sheena was appointed Chief Financial Officer in March 2011. Mr. Sheena has been Vice President (Finance) of the Company’s Israeli Branch since November 2009. On May 8, 2011, the Company and Ilan Sheena entered into a restated employment agreement providing for the employment (the “Sheena Employment Agreement”) of Mr. Sheena as the Company’s Chief Financial Officer. The Sheena Employment Agreement had

an initial period through December 31, 2011 and thereafter renewed for an additional one year term until replaced by the Amended Sheena Employment Agreement as set forth below. Under the Sheena Employment Agreement, Mr. Sheena was paid an annual salary of the current New Israeli Shekel equivalent of $144,000, payable monthly; which was increased, effective August 1, 2011, to the New Israeli Shekel equivalent of $180,000 per annum. The Company also provided to Mr. Sheena under the Sheena Employment Agreement the following: (i) Manager’s Insurance under Israeli law for the benefit of Mr. Sheena pursuant to which the Company contributes amounts equal to (a) 13-1/3 percent (and Mr. Sheena contributes an additional 5%) of each monthly salary payment, and (b) 7.5 % of Mr. Sheena’s salary (with Mr. Sheena contributing an additional 2.5%) to an education fund, a form of deferred compensation program established under Israeli law.

On April 29, 2012, we entered into the Third Amended and Restated Employment Agreement (the “Amended Sheena Employment Agreement”) with Mr. Sheena, replacing in its entirety the Sheena Employment Agreement. Under the Amended Sheena Employment Agreement, Mr. Sheena is paid a monthly gross salary denominated in New Israeli Shekels (NIS) of NIS 56,400. Under the Sheena Employment Agreement previously in effect, Mr. Sheena was paid a monthly salary of $15,000 payable in NIS at a pre-determined exchange rate. The effect of the modification of Mr. Sheena’s monthly salary is to prevent the recurrence to Mr. Sheena of losses resulting from fluctuating exchange rates associated with the payment of his monthly salary. Additionally, to compensate for previous deemed foreign exchange and timing losses, Mr. Sheena was paid a signing bonus of NIS 75,000 (which is equivalent to approximately $20,000 at the rate of Exchange in effect on April 25, 2012) upon signing. We continue to provide Mr. Sheena with other benefits described above under the Amended Sheena Employment Agreement.

Mr. Sheena can terminate the Amended Sheena Employment Agreement and the relationship thereunder at any time upon 60 business days’ notice. If the Company terminates the Amended Sheena Employment Agreement for any reason other than “Cause” (as defined the employment agreement), Mr. Sheena will be entitled to severance pay to which he is entitled under Israeli law (approximately one month’s base salary for each year worked) and three month’s salary, as well as all benefits earned and accrued through such date. The Amended Sheena Employment Agreement also provides that Mr. Sheena be awarded under the Plans at the end of each calendar quarter beginning with the quarter ended June 30, 2012, fully vested options at a per share exercise price of $0.01 to purchase 2,500 shares the Company’s Common Stock. All options granted pursuant thereto shall be exercisable until December 4, 2021. The Amended Sheena Employment Agreement provides for customary protections of the Company’s confidential information and intellectual property.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our Named Executive Officers provide incremental compensation in the event of termination, as described herein. Generally, we currently do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the basis for the termination, the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our Common Stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s executive officers had they been terminated as of December 31, 2014.

Name	Salary Continuation(1)	Bonus	Benefit Payments(2)	Accrued Vacation Pay	Total Value
John M. Brown	462,000	—	—	—	462,000

Victor G. Carrillo	125,000	—	—	24,038	149,038

Ilan N. Sheena	45,000	—	5,360	27,535	77,895

____________

1.       Represents, for Mr. Brown, 24 months of 2014 base salary; for Mr. Carrillo, six months of 2014 base salary; and for Mr. Sheena, an amount representing three months of 2014 base salary.

2.       In the case of Mr. Sheena, represents amounts that, by law, are required additions to his severance fund.

COMPENSATION OF DIRECTORS

Our non-employee director compensation program in 2014 consisted of two principal elements: (1) board fees ($1,500 per month) and, if applicable, committee chairmanship fees ($1,000 per month) and (2) grants of stock options.

Pursuant to the monthly board fees described above, non-employee directors received an annual payment of $18,000 in 2014 and each chairman or co-chairman of a committee received an additional $12,000 in annual payments. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The following table summarizes compensation paid to our non-management directors during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)		All Other Compensation		Total
Forrest A. Garb	30,000		31,565	(2)	—		61,565

Paul Oroian	42,000		31,565	(2)	4,708	(5)	78,273

William H. Avery	18,000		60,230	(2)	155,596	(6)	233,826

Yehezkel Druckman	30,000		31,565	(2)	60,000	(7)	121,565

Glen Perry	18,000		39,457	(2)	101,484	(8)	158,941

Justin Furnace	42,000		31,565	(2)	4,236	(9)	77,801

Gene Scammahorn	18,000		31,565	(2)	4,835	(10)	54,400

Kent S. Siegel	30,000		31,565	(2)	5,938	(11)	67,503

Robert Render(4)	1,500		—		—		1,500

Martin M. van Brauman(3)	13,500		85,315	(2)	207,963	(12)	306,778

____________

1.       In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of option awards granted during the indicated year, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black‑Scholes model. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balances. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to the Company’s financial statements included in its Annual Report on Form 10-K/A for the year ended December 31, 2014.

2.       The details relating to these grants are as follows: On October 1, 2014, we granted to each non-employee director options to purchase 40,000 (or 50,000 shares for our non-employee directors/consultants) of our Common Stock under our 2011 Stock Award Plan at a per share exercise price of $1.67. The options were fully vested on the date of grant and expire on October 1, 2020. Mr. Avery and Mr. van Brauman were both awarded 10,000 option awards each on June 11, 2014 at a per share exercise price of $0.01.

3.       Mr. van Brauman joined the Board on April 1, 2014. In accordance with our established practice for persons joining the Board, the Company issued, under our 2011 Non-Employee Directors Stock Option Plan, on April 2, 2014 to Mr. van Brauman options to purchase 25,000 shares of our Common Stock at a per share exercise price of $1.95, which options were vested upon issuance and continue to be exercisable through April 2, 2020.

4.       Mr. Render passed away on January 26, 2014.

5.       Annual meeting expense ($4,708).

6.       Annual meeting expense ($5,000); legal fees ($148,000); insurance-medical ($2,596).

7.       Consulting fees ($60,000).

8.       Consulting fees ($90,000); insurance-medical ($11,484).

9.       Annual meeting expense ($4,236).

10.     Annual meeting expense ($4,835).

11.     Annual meeting expense ($5,938).

12.     Annual meeting expense ($4,713); legal fees ($162,000); fees for secretary/treasurer ($36,000); insurance-medical ($5,250).

INFORMATION RELATING TO AN EXECUTIVE OFFICER WHO IS NOT A DIRECTOR NOMINEE

Below is certain information relating to the sole executive officer of the Company who is not also a member of the Board of Directors or a director nominee:

Ilan N. Sheena, age 56, was appointed Chief Financial Officer in March 2011. Mr. Sheena has been Vice President (Finance) of the Company’s Israeli Branch since November 2009. Mr. Sheena is an accounting professional with broad local and international experience. He has a degree in Accounting and Economics from Tel Aviv University and is a member of the Institute of Certified Public Accountants in Israel. From 1985 to 1988 he worked for Somekh Chaikin (KPMG) in Israel where he specialized in both auditing and taxation, primarily for hi-tech and life science companies. From 1988 to 1989 he worked in Sydney, Australia for Horwath & Horwath chartered accountants. From 1989 to 1993, he worked in Sydney, Australia for Alcatel Australia, the French telecommunications equipment manufacturer, as a financial accountant, where he specialized in financial reporting as well as project accounting. Returning to Israel in 1993, he became the Financial Controller of Arel Communications, a high-tech start-up that progressed to a NASDAQ listing. Between 1995 and 1996, he was the Chief Financial Officer of RCI Israel, a subsidiary of a leading U.S. based leisure industry company. Between 1996 and 1998, he worked for Bezeq International, the Israeli telecommunications company, as its Financial Controller and Finance Manager. Between 1998 and 2000, Mr. Sheena worked at Verint Systems, a key subsidiary of the Comverse Group (a Telco software company) as its Finance Manager and Financial Controller. Between December 2000 and December 2008, he was employed by Portview Communications Partners L.P., a venture capital fund (with investors such as JP Morgan, Siemens, EDF, AXA and Schlumberger), as its Chief Financial Officer (December 2000 - January 2007) and as its Advisor (January 2007 - December 2008); Mr. Sheena also was a member of the venture capital fund’s general partner.

Employment Agreements

We have entered into employment agreements with Messrs. Brown, Carrillo and Sheena. See “Executive Compensation — Employment Agreements” for additional information.

Policy for Approval of Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee shall review for potential conflict of interest situations on an ongoing basis and shall approve all “related party transactions” required to be disclosed under SEC regulations or otherwise subject to approval by an independent body of our Board under the requirements of the NASDAQ. Except as set forth above, we do not have a written approval policy for transactions between the Company and our executive officers and directors, but these transactions are subject to the limitations on conflicts of interest and related-party transactions found in our Code of Business Conduct and Ethics (the “Code”). Under the Code, executive officers and directors endeavor to avoid any actual, potential or apparent conflict of interest between their personal and professional relationships. Any proposed related transactions, however, may be approved in accordance with both applicable law and applicable NASDAQ rules.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to securities authorized for issuance under equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by security holders:
Stock Options	$3,089,693	$1.99	362,000

Equity compensation plans not approved by security holders:	—	—	—

TOTAL	$3,089,693	$1.99	362,000

Long-Term Incentive Plan

At our 2002 Annual Meeting of Stockholders, the stockholders approved the establishment of a long-term key employee incentive plan, which may be structured as an employees’ royalty pool, to be funded by the equivalent of a 1.5% overriding royalty interest. The Company may, but has not yet, establish a long-term management incentive plan for key employees whereby a 1.5% overriding royalty or equivalent interest in the all current and future oil and gas exploration and development rights would be assigned to key employees. As this plan has not been established as of December 31, 2014, the Company did not have any outstanding obligation in respect of the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and such greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors and persons who beneficially own more than 10% of the Common Stock, except as otherwise specified below, all filing requirements of Section 16 (a) of the Exchange Act, were complied with in a timely manner during the fiscal year ended December 31, 2014, except the following:

Name	Form Type	Transaction Date	Filing Date	Reason
Victor G. Carrillo	Form 5	12/31/2013	1/27/2014	Mr. Carrillo notified Zion of his intent to gift shares, but the receipt of paperwork after the actual gift was made was not timely received.
	Form 4	12/14/2014	2/13/2015	Mr. Carrillo notified Zion of his intent to gift shares, but the receipt of paperwork after the actual gift was made was not timely received.

Gene Scammahorn	Form 5	12/30/2013	2/14/2014	Zion was not aware of Mr. Scammahorn’s monthly DSPP participation.
	Form 4	3/31/2014	4/8/2014	Transaction data received from transfer agent not timely received.

Martin van Brauman	Form 4	4/2/2014	4/10/2014	Mr. van Brauman was awarded director options and the Form 4 was filed when the agreement was executed rather than filed based upon the award date. The Form 3 was filed timely prior.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of eleven directors. Our Amended and Restated Certificate of Incorporation classifies the Board into three classes, each having a staggered term expiring at successive annual meetings. Four Class I directors are to be elected at the Annual Meeting to serve a three year term expiring at the 2018 Annual Meeting of Stockholder (and until their successors shall be elected and shall qualify). The term of our Class II directors, Justin W. Furnace, Martin M. van Brauman, and Gene Scammahorn shall expire at the 2016 Annual Meeting of Stockholders. The term of our Class III directors, Victor G. Carrillo, Paul Oroian, Yehezkel Druckman and William H. Avery, shall expire at the 2017 Annual Meeting of Stockholders.

The Board has nominated the persons named in the table below for election as Class I directors. All such persons are presently directors of the Company, and each has consented to being named as a nominee for election as a Class I director and has agreed to serve if elected. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as Class I directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board to the extent that such substitute nominee exists. However, the Board has no reason to believe that any nominee will be unable or unwilling to serve as a director.

The four nominees receiving the highest number of affirmative votes of shares present or represented by proxy and entitled to vote for them shall be elected as directors.

Name of Nominee	Principal Occupation	Age	Year Became a Director
John M. Brown	Chairman/CEO/Director	75	April 2000

Forrest Garb	Director	85	November 2005

Kent Siegel	Director	59	December 2012

Glen Perry	Director	72	July 2013

The following describes at least the last five years of business experience of the directors standing for re-election. The descriptions include any other directorships at public companies held during the past five years by these directors. No family relationship exists between any director and executive officer of the Company.

John M. Brown, age 75, is the founder of Zion Oil & Gas and has been a director and Chairman of the Board of Directors of Zion since its organization in April 2000. Mr. Brown was appointed Executive Chairman in January 2010. Mr. Brown was also appointed as Interim Chief Executive Officer on October 18, 2012 and on January 1, 2014, Mr. Brown was appointed as the Chief Executive Officer and to continue as the Executive Chairman. Previously, he served as our Chief Executive Officer from April 2000 to September 2004 and as President from April 2000 to October 2001. Mr. Brown has extensive management, marketing and sales experience, having held senior management positions in two Fortune 100 companies - GTE Valeron, a subsidiary of GTE Corporation and a manufacturer of cutting tools, where he was employed from 1966-86 and served as the corporate director of purchasing, and Magnetek, Inc., a manufacturer of digital power supplies, systems and controls, where he was corporate director of procurement during 1988-89. Mr. Brown was a director and principal stockholder in M&B Concrete Construction, Inc. from 1996 to 2003 and is an officer and director of M&B Holding Inc. (a Nevada corporation) based in Dallas, Texas, the sole shareholder of M&B General Contracting Inc. (a Delaware corporation). These companies primarily provide cement walls and floors for industrial buildings, office buildings and home developers. Prior to founding the Company, Mr. Brown had been actively pursuing a license for oil and gas exploration in Israel for many years. His efforts led to our obtaining, in May 2000, the Ma’anit License, the precursor to the Joseph License. Mr. Brown holds a BBA degree from Fullerton College. Mr. Brown’s senior management experience in two Fortune 500 companies as well as his extensive experience in the oil and gas sector in the State of Israel provide with him with the insight and vision needed to serve as CEO and chairman of our Board of Directors.

Forrest A. Garb, age 85, was appointed a director in November 2005. Mr. Garb is a petroleum engineer who has provided independent consulting services for more than 45 years. His consulting career began with H.J. Gruy and Associates, Inc. and its successors, where he served as a vice president for four years, executive vice-president for ten years, and president for fifteen years, until leaving in 1986, following Gruy’s merger into a public company. In his capacity as president, Mr. Garb contracted, performed and supervised over 12,500 projects ranging from simple evaluations to sophisticated reservoir simulations. In 1988, Mr. Garb founded Forrest A. Garb & Associates, Inc., a privately-owned petroleum consulting firm, where he served as chairman and chief executive officer until his retirement in 2003 and sale of his interests in the company to its key employees. Prior to entering into consulting, Mr. Garb was educated in petroleum engineering at Texas A&M University (BSc and Professional MSc) and received his early training at Socony Mobil Oil Company in Kansas, Texas, Louisiana and Venezuela. Mr. Garb is a member of the Society of Petroleum Engineers and is a past President of the Society of Petroleum Evaluation Engineers. He is a member of the Association of Computing Machinery, the American Arbitration Association, the Petroleum Engineers Club of Dallas, the Dallas Geological Society, and is a member of the American Association of Petroleum Geologists. He is a charter member of The American Institute of Minerals Appraisers. He is a registered professional engineer in the state of Texas. Mr. Garb’s petroleum engineering background and vast experience in the petroleum industry spanning over 45 years provide our Board with a valuable resource in assessing oil and gas prospects.

Kent S. Siegel, age 59, was appointed a director in December 2012 and assumed his office as of January 1, 2013. Mr. Siegel previously served as a director on the Company’s Board from November 2003 through March 31, 2011 and as the Company’s Chief Financial Officer from July 9, 2010 through March 31, 2011, the date of his resignation. Mr. Siegel has served as president and chief operating officer of Kent S. Siegel, P.C. since 1984. Kent S. Siegel, P.C. is a firm of certified public accountants and attorneys at law based in West Bloomfield, Michigan, at which Mr. Siegel practices as a tax and bankruptcy attorney and CPA. Mr. Siegel holds a Bachelor of Business Administration from Michigan State University School of Business, a Juris Doctorate from Wayne State University School of Law and a Bachelor of Science in Electrical Engineering from Lawrence Technological University School of Engineering. Mr. Siegel’s extensive experience as a certified public accountant and in tax law provides our Board with a critical accounting and tax law perspective. Mr. Siegel is a valuable member of the Audit Committee of our Board.

Glen Perry, age 72, was re-appointed to the Board in July 2013. He previously served on our Board from January 2004 to December 2009 when he retired as Zion’s President and Chief Operating Officer. Since obtaining a Master’s Degree in Petroleum Engineering from the University of Texas at Austin in 1972, Mr. Perry has accumulated over 40 years of experience in engineering and management in the oil and gas industry. From initial employment as a drilling engineer with Humble Oil and Refining (now Exxon-Mobil) until 1990 he held positions of increasing responsibility in three US domestic companies culminating as Senior VP for Operations, Engineering and Marketing with a highly successful independent oil company in Houston (Prairie Producing). From 1993 to 1998, he worked in the Commonwealth of Independent States in project acquisition and management before coming to Israel in 1998. During the last 15 years in Israel, he has consulted for or been employed as an officer by Delek Drilling, Ginko, Zion Oil & Gas, Adira, AGR and Genie Energy. Mr. Perry has both US and Israeli citizenship. He founded GHP Consulting and is currently a consultant to Genie Energy as project manager for the exploration of license #397/Ness and engineering/operations consultant to Zion. In addition, he is an adjunct professor at the Technion’s Master’s program in Israel in petroleum engineering in basic drilling operations and deep water operations.

There are no family relationships between any of the above directors.

Information Relating to Continuing Directors who are not Standing for Re-election this Year

Victor G. Carrillo, age 50, was appointed a director in September 2010 and appointed Executive Vice President in January 2011. On October 18, 2011, he was appointed as our President and Chief Operating Officer. Mr. Carrillo also currently serves as a director of Magnum Hunter Resources Corporation (an oil and gas company engaged in the acquisition, development and production of unconventional oil and gas resource plays in the United States). He also currently serves on the Board of Directors for the Texas-Israel Chamber of Commerce and the Maguire Energy Institute at Southern Methodist University. Mr. Carrillo is a petroleum geologist and geophysicist, attorney, former City Councilman and former County Judge. From February 2003 to January 2011, Mr. Carrillo served as a commissioner of the Railroad Commission of Texas (the Texas agency with regulatory jurisdiction over oil and gas exploration and production), having served as chairman of the three-member statewide elected board twice. Mr. Carrillo holds a law degree from the University of Houston Law Center, a Master of Science degree in geology from Baylor University, and a Bachelor of Science degree in geology from Hardin-Simmons University. Mr. Carrillo also received an honorary doctorate degree from Hardin-Simmons University in May 2006. Mr. Carrillo’s background in petroleum geology and geophysics and regulatory experience as Chairman of the Railroad Commission of Texas furnish to our Board access to a greater understanding of both petroleum science and regulatory issues.

Paul Oroian, age 62, was appointed a director in November 2003. He has served as president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm based in San Antonio, Texas, since its founding in 1983. From 1980-1983, Mr. Oroian was a tax senior in the San Antonio offices of Arthur Young and Company. Mr. Oroian holds a Bachelor of Science degree in Business Administration from Bryant College. He has served as a board member of Technology Oversight Committee and the IRS Regional Liaison Committee of the Texas Society of Certified Public Accountants and was vice president and a director of the San Antonio CPA Society between 1992 and 1998. Mr. Oroian’s extensive experience as a certified public accountant was instrumental in his appointment to the Audit Committee of our Board and provides our Board with a critical accounting perspective. Mr. Oroian also serves as the Board’s Lead Director.

Dr. Yehezkel “Charlie” Druckman, age 76, was appointed a director in November 2005. Dr. Druckman was Petroleum Commissioner for the State of Israel from 1995 until his retirement in 2004, where he supervised the licensing of petroleum rights both onshore and offshore Israel. These efforts led to the discovery of 1.5 trillion cubic feet of gas in the Israeli offshore Mari B and other smaller fields during 1999-2000. Since 1965, he has been a member of the professional staff of the Geological Survey of Israel, where he headed the Mapping, Stratigraphy and Oil Division during 1982-1985 and 1991-1994. He was also affiliated with Louisiana State University at Baton Rouge as Research Associate in Geology during 1978-1980 and 1989-1990. He was awarded in 1974 the Israel Geological Society’s Perez Grader award. He is an active member of the American Association of Petroleum Geologists and the Geological Society of Israel (where he served as president in 1982 and for a number of years on the Society’s editorial board). He also served as member of the Israeli National Petroleum Commission and Board of Directors of Oil Exploration (Investments) Ltd., an Israeli government company. Dr. Druckman graduated from the Hebrew University in Jerusalem where he was awarded BSc, MSc and PhD degrees in geology. Dr. Druckman’s academic credentials as a geologist, his experience as the Petroleum Commissioner for the State of Israel for nearly a decade and his vast knowledge and expertise in the geological mapping of the State of Israel for petroleum exploration purposes provide us with a critical resource in our ongoing oil and gas exploration efforts in Israel as well as a liaison to the Israeli regulatory authorities with whom we are in ongoing contact with respect to the maintenance of our license and other oil and gas exploration rights.

William H. Avery, age 67, was appointed to the Board as a non-employee director, effective September 1, 2013. From 2001 to 2003, Mr. Avery worked on a broad variety of administrative, financial and legal matters for the Company. He served as Vice President of Finance and Treasurer commencing 2003 until 2007. He worked full time as Executive Vice President and Treasurer and as a director commencing in 2007 with responsibility for administration, finance and legal until 2010. From December 2012 to current, he has been retained as General Counsel on a part time basis under an independent consulting contract. Mr. Avery has a BBA in Finance and Economics from Southern Methodist University and a Juris Doctorate from Duke University.

Justin W. Furnace, age 37, was appointed a director in April 2012. Mr. Furnace is the Director of External Affairs for Hilcorp Energy Company in Houston, Texas. Previously, from May of 2010 to September 2012, he was the President of the Texas Independent Producers & Royalty Owners Association (TIPRO), a trade association representing the interests of more than 2,300 independent oil and natural gas producers and royalty owners throughout Texas. As TIPRO President, Mr. Furnace was responsible for overseeing the association’s governmental affairs in Texas and Washington D.C. and representing the interests of the association membership before various regulatory bodies, among other things. Prior thereto, from June 2007 to May 2010, Mr. Furnace served as chief of staff and legal counsel to then Chairman Victor Carrillo of the Texas Railroad Commission. He was the Chairman’s top policy advisor, in charge of evaluating, assessing and implementing all legal, technical and legislative strategies. Prior to his tenure at the Railroad Commission, from September 2004 to December 2006, he practiced law at the Beaumont office of Mehaffy Webber as an associate in the firm’s business and litigation departments. While at the firm, he focused on both transactions and litigation relating to oil and gas, real estate and corporate matters. A graduate of Hardin-Simmons University in 2001, Mr. Furnace currently serves on its Board of Development. He later received his Doctorate of Jurisprudence from Texas Tech University School of Law in 2004. Mr. Furnace’s

background in commercial oil and gas law and his regulatory experience make him a valuable objective resource for our company on these matters.

Gene Scammahorn, age 68, was appointed a director in October 2012. Until recently, Mr. Scammahorn was an Internal Audit Director at Xerox Business Services, LLC, a position that he held since 2001. In this position, he was primarily responsible for consulting and advising operating management in preparations for over 100 external SSAE (formerly SAS 70) audits of domestic and global business process outsourcing contracts. Mr. Scammahorn has over 30 years of business experience, including two “Big Four” public accounting firms, major oil and gas companies and banking and consulting. He has participated in audit committee presentations and meetings for major clients, the Federal Reserve Bank of Dallas and Xerox Business Services, LLC. He received a BS in Accounting in 1973 from the University of Tulsa and is a Certified Public Accountant and a Certified Financial Planner. Mr. Scammahorn’s extensive experience as a certified public accountant was instrumental in his appointment to the Audit Committee of our Board and provides our Board with a critical accounting perspective.

Martin M. van Brauman, age 67, was appointed to the Board effective April 1, 2014 and since January 1, 2012 has been the Corporate Secretary and Treasurer and since June 1, 2013 has been a Senior Vice President. From July 1, 2007 to January 31, 2009, he served as the Chief Financial Officer, Corporate Secretary, Senior Vice President and Board director. Between February 1, 2009 and July 1, 2009, he served as the Chief Legal Officer. He is Board Certified in Tax Law by the Texas Board of Legal Specialization and has been in private legal practice in Dallas specializing in international and corporate tax and business corporate law. Previously, he spent 12 years as a Senior Attorney (International Specialist and Petroleum Industry Specialist) with the Office of Chief Counsel, IRS, followed by three years as a tax consultant with Deloitte & Touche and Grant Thornton. He has published on subjects related to taxation of international oil and gas ventures. Mr. van Brauman holds a B.E. degree from Vanderbilt University, a Doctor of Jurisprudence degree from St. Mary’s University and an M.B.A. (Beta Gamma Sigma) and LL.M. (Tax Law) from Southern Methodist University. He has been an Adjunct Professor at Southern Methodist University, School of Law, L.L.M. Tax Program and at the University of Texas at Dallas, Masters of Accounting Program. He is on the Advisory Board of the Jewish and Israel Studies Program, University of North Texas. He is a Capitol Club member of the American Israel Public Affairs Committee (“AIPAC”).

There are no family relationships between any of the above directors.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD MEETINGS

During the fiscal year ended December 31, 2014, the Board met twice and acted by unanimous consent on 12 occasions. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of any committees of the Board on which they served.

The Board does not have a formal policy with respect to Board members’ attendance at annual stockholder meetings, although it encourages directors to attend such meetings. All of the directors serving at the time of the 2014 annual meeting attended the Company’s 2014 annual meeting held in Caesarea, Israel on June 9, 2014, except Forrest Garb who attended meetings by Skype.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all employees. The code has been posted on our web site at www.zionoil.com/investor-center/corporate-governance, and may also be obtained free of charge by writing to Ethics Code, c/o Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, Texas 75231. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website, at the address and location specified above.

BOARD LEADERSHIP STRUCTURE

The roles of CEO and Chairman are held by Mr. Brown. Mr. Brown has assumed the position of CEO and the Board believes that combining these positions provides the optimal leadership structure for the Company during this period. The CEO maintains primary management responsibility for the Company’s day-to-day business operations and, as Chairman, is in the best position to ensure that key business issues and interests of the Company’s stakeholders (stockholders, employees, communities and prospective investors) are communicated to the Board. In addition, Mr. Brown’s experience as founder and continuing Chairman of the Company since its inception and qualifications, enable him to fulfill the responsibilities of both roles and effectively lead Zion with a unified vision.

The Board believes that other elements of the Company’s corporate structure ensure that independent directors can perform their role as independent fiduciaries in the Board’s oversight of management and our business and minimize any potential conflict that may result from combining the roles of CEO and Chairman. In this regard, it shall be noted that Mr. Oroian serves as Lead Director.

BOARD COMMITTEES

The Company’s Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, with each comprised of independent directors. Each committee operates under a charter that has been approved by our Board. All of the charters are publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department.

Audit Committee

The Company’s Audit Committee is currently comprised of Messrs. Oroian, Siegel and Scammahorn. Mr. Oroian was elected to serve as Chairman. On February 14, 2014 Forrest Garb filled the Committee vacancy left by the death of Robert Render until April 1, 2014 when Kent Siegel was appointed to fill the vacancy.

The principal function of the Audit Committee is to assist the Board in monitoring (i) the integrity of the Company’s financial statements, (ii) Company compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) performance of the Company’s independent auditors, (v) the Company’s business practices and ethical standards and (vi) related party transactions. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors.

The Board has determined that each member of the Audit Committee is an “independent director” as defined by NASDAQ regulations and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(l) under the Exchange Act. In addition, the Board has determined that Mr. Oroian qualifies as an “audit committee financial expert” as defined by the SEC. Security holders should understand that this designation is a disclosure requirement of the SEC relating to Mr. Oroian’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Oroian any duties, obligations or liability that is greater than is generally imposed on him as a member of the Audit Committee and Board, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

During the fiscal year ended December 31, 2014, the Audit Committee met five times.

Compensation Committee

The current members of our Compensation Committee are Messrs. Furnace, Garb and Siegel. Mr. Furnace was elected to serve as Chairman. All three current members of the Compensation Committee satisfy the SEC independence criteria and the NASDAQ independence criteria. On April 1, 2014, Mr. Siegel replaced Mr. Oroian. The Compensation Committee establishes our Company’s policies and administers our compensation program with respect to our executive officers. Based on periodic evaluation, the Compensation Committee also makes recommendations to the Board regarding director compensation and our Company’s employee benefits program. Pursuant to its charter, the functions and responsibilities of the Compensation Committee include:

•         determining compensation for the Company’s executive officers;

•         assisting in developing and reviewing the annual performance goals and objectives of our executive officers;

•         assessing the adequacy and competitiveness of our executive compensation program;

•         administering our incentive compensation program and other equity-based compensation plans;

•         reviewing and recommending compensation for our non-employee directors; and

•         reviewing and evaluating the adequacy of the Compensation Committee charter on an annual basis.

During the fiscal year ended December 31, 2014, the Compensation Committee met once and acted by unanimous consent on four occasions and amended the Committee Charter to be in compliance with the Compensation Adviser independent assessment requirements.

Our executive officers receive a compensation package consisting of base salary, long-term equity awards, and participation in benefit plans generally available to all of our employees including life, health, disability and dental insurance. We have chosen these elements of compensation to create a flexible package that reflects the long-term nature of our business. We also enter into employment agreements with our executive officers that provide for certain severance benefits upon termination of employment following a Company change of control.

In setting executive officer compensation levels, the Compensation Committee, which is comprised entirely of independent directors, is guided by the following considerations:

•         recommendations from the CEO based on individual executive performance and appropriate benchmark data;

•         ensuring compensation levels reflect the Company’s past performance and expectations of future performance;

•         ensuring compensation levels are competitive with compensation generally being paid to executives we seek to recruit to ensure our ability to attract and retain experienced and well-qualified executives; and

•         ensuring a portion of executive officer compensation is paid in the form of equity-based incentives to closely link stockholder and executive interests.

The Compensation Committee periodically engages a consulting company to obtain market data and information on compensation trends regarding executive and director compensation.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Oroian, Furnace and Scammahorn. Mr. Furnace was elected to serve as Chairman. The Nominating and Corporate Governance Committee is charged with selecting and recommending for the approval of the Board nominees to be submitted to the stockholders for election.

In addition, the Nominating and Corporate Governance Committee has adopted a formal written policy respecting the standards and qualifications to be used in identifying director nominees, including the consideration of director nominees presented by the Company’s stockholders. A copy of the director nominee policy is available on our website at www.zionoil.com/investor-center/corporate-governance.

During the fiscal year ended December 31, 2014, the Nominating and Corporate Governance Committee met once and acted by unanimous consent on two occasions.

While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board of Directors believes that it is essential that Board members represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and the expertise needed by the Company. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities with respect to the Company’s needs.

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders in compliance with its formally adopted director nominee policy and subject to applicable inquiries. Proposals for consideration by the Nominating and Corporate Governance Committee of director nominees may be made by submitting the names and supporting information to: Justin Furnace, Chairman, Nominating and Corporate Governance Committee, Zion Oil & Gas, Inc., 6510 Abrams Road, Suite 300, Dallas, Texas 75231. A stockholder nomination must contain the following information about the nominee:

•         Name;

•         Age;

•         Business and residence addresses;

•         Principal occupation or employment;

•         The number of shares of the Company’s Common Stock and other Company securities held by the nominee;

•         A resume of his or her business and educational background;

•         The information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and

•         A signed consent of the nominee to serve as a director, if nominated and elected.

The nomination should also contain the following information concerning the nominating stockholder:

•         Name

•         Address

•         The number of shares of the Company’s Common Stock and other securities held by the nominating stockholder.

•         The nature of the holdings – whether directly or beneficially (if beneficially, details of the legal holder and the nature of the beneficial interest should be provided); and

•         Whether the nominating stockholder has any agreement or understanding of any type (written or oral) with any other stockholder concerning the voting of Company shares and, if so, the identity and address of the other parties to the agreement or understanding, the stockholdings of each of the other parties, and the nature of the agreement or understanding.

We have adopted a formal process for stockholders to communicate with the Board, which has been posted on our web site at www.zionoil.com/investor-center/corporate-governance. Stockholders may communicate with the Board by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Director, to:

Mr. Oroian, Lead Director
Zion Oil & Gas, Inc.
6510 Abrams Road, Suite 300
Dallas, Texas 75231

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or only certain specified individual directors. We will make copies of all such letters received and circulate them to the appropriate director or directors.

If no particular director is named, letters will be forwarded, depending on the subject matter, to the Lead Director. In general, Company personnel will not censor or edit such communications and any stockholder communication delivered to the Company for forwarding to the Board or specified Board member(s) will be forwarded in accordance with the stockholder’s instructions. However, we reserve the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

The Nominating and Corporate Governance Committee may revise these procedures at any time. Until other procedures are developed and posted on our website, all communications to the Board should be mailed in accordance with the procedures described above.

Our Board of Directors may from time to time establish other committees.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior officers attend meetings of the Board, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by the Board. Additionally, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee coordinates the Boards’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. When any of the committees receives a report related to material risk oversight, the Chairman of the relevant committee reports on the discussion to the full Board.

REPORT OF THE AUDIT COMMITTEE

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. An independent registered public accounting firm has been engaged to audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the Company’s accounting and financial reporting processes and (ii) the audits of the financial statements of the Company on behalf of the Board.

The Audit Committee has met and held discussions with management and MaloneBailey LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 31, 2014 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380).

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee discussed with the independent auditors the auditor’s independence from the Company and management, including the independent auditors written disclosures required by PCAOB Rule 3526 (File No. PCAOB-2008-03) (Independence Discussions With Audit Committees).

Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2014, for filing with the SEC.

This report is submitted by the Chairman of the Audit Committee.

AUDIT COMMITTEE

Paul Oroian

Kent Siegel

Gene Scammahorn

March 4, 2015

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

DIRECTOR INDEPENDENCE

Of the eleven current members of our Board of Directors, six (Messrs. Furnace, Garb, Oroian, Siegel, Perry and Scammahorn) meet the criteria of independence set by the NASDAQ Global Market for membership on the board of a NASDAQ listed company (“NASDAQ independence criteria”).

NASDAQ independence criteria provide, among other requirements, that an independent director: (i) cannot be and, over the past three years, cannot have been an officer or employee of the Company and cannot be an immediate family member of such person; (ii) cannot receive or, over the past three years, have an immediate family member who receives or received from the Company more than $120,000 in any consecutive twelve month period for services other than as one of the Company’s directors (or, with respect to an immediate family member, as a Company employee); (iii) cannot be affiliated, or be an immediate family member of a person affiliated with, any organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

SEC independence criteria, which govern members of and candidates for service on the Audit Committee, provide that an “independent” director cannot be one of the Company’s officers or be in a position, directly or indirectly, to control the Company’s management or policies (other than in his position as a director). Neither can he or she be, or be affiliated with, a paid consultant or provider of services to the Company.

BOARD RECOMMENDATIONS

PROPOSAL NO. 1

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT THE FOUR CLASS I DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE UP TO 200,000,000 SHARES

Article FOURTH of our Amended and Restated Certificate of Incorporation (“Articles”) presently authorizes the Company to issue up to 100,000,000 shares of Common Stock (“Common Stock”). As of the Record Date, there were 36,050,739 shares of Common Stock issued and outstanding. We also have, as of the Record Date, approximately 4,653,986 shares of Common Stock reserved for possible future issuance in connection with outstanding options and warrants, including the warrants issued in connection with our Dividend Reinvestment and Common Stock Purchase Plan (“DSPP”). Furthermore, we have reserved 30,000,000 shares of authorized and unissued shares of Common Stock under our DSPP. We must keep reserved for future issuance a sufficient number of shares of Common Stock to meet our obligation to issue Common Stock in the events these options or warrants are exercised. Also, the Company may pursue the Israeli capital market through a possible dual listing on the Tel Aviv Stock Exchange. Accordingly, we have available for issuance approximately 29,295,285 shares of Common Stock (as of the Record Date) beyond the current DSPP.

Because of the limited number of shares of Common Stock available to be issued by the Company for future possible transactions, including stock dividends, stock splits, equity financings, strategic acquisitions, current and future stock incentive plans, and reserves for possible future issuance of warrants through our DSPP, the Board believes it is in the best interest of the Company and the stockholders to amend the Company’s Articles and the Board has unanimously approved, and voted to recommend that the Stockholders approve, the proposed amendment to the Certificate of Incorporation (in the form attached hereto as Amendment, the “Proposed Amendment”) whereby the number of shares of Common Stock that we would be authorized to issue from time to time would be increased up to 200,000,000 shares.

The CEO has expressed the desire to possibly pay dividends in the future, when there are sufficient earnings. However, the distribution of stock dividends is an advantage over paying out earnings in the near future. Also, the Company believes in maintaining a market price through stock splits to allow small investors the opportunity to invest in the Company. If the Amendment is approved by the Stockholders at the Annual Meeting, we intend to file the Amendment with the Secretary of State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. We do not presently have any agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock. However, the Board believes the Company may need to secure financing in the near term for working capital to fund its exploration and field development program and possible drilling equipment acquisitions for which financing could involve the issuance or reserve for future issuance of additional shares of Common Stock and warrants. Our Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in our capital structure than now exists. The Board believes that an increase in the authorized Common Stock would provide us with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, stock splits, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give us the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive us of the flexibility the Board views as important in facilitating the effective use of our stock. Except as otherwise required by applicable law or any applicable stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board may determine to be appropriate, without further authorization by stockholders.

Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control by making it more difficult or costly. However, the currently widely-held shares of the Company’s Common Stock among many individual shareholders both domestic and foreign already make any change of control difficult and costly. We are not aware of anyone seeking to accumulate Common Stock or obtain control of our company, and have no present intention to use the additional authorized shares to deter a change in control.

The failure to approve the Proposed Amendment could limit us in connection with future capital raising transactions or other strategic transactions if such transactions require us to issue common stock to reach important capital markets. If our shareholders do not approve the Proposed Amendment, it limits our ability to compete in the capital marketplace and enhance shareholder value through the development of our license areas, acquisitions and other strategic transactions. In such cases, we may lose opportunities due to the time delay and uncertainty of needing to hold a special meeting of shareholders in order to proceed with such transactions. Also, the failure to approve the Proposed Amendment would limit us in connection with future stock dividends, stock splits, equity financings, strategic acquisitions, current and future stock incentive plans, and reserves for possible future issuance of warrants through our DSPP.

A copy of the Proposed Amendment, which includes the text of Article FOURTH as it is proposed to be amended, is attached as Appendix A to this Proxy Statement and incorporated by reference to this proposal. If the Proposed Amendment is approved by shareholders, the Proposed Amendment will become effective upon filing with the Delaware Secretary of State, which we intend to do promptly following such approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE UP TO 200,000,000 SHARES.

PROPOSAL NO. 3

AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THECOMPANY TO ISSUE UP TO 25,000,000 SHARES OF PREFERRED STOCK AND GRANT THE BOARD OF DIRECTORS THE EXPRESS AUTHORITY TO DETERMINE THE VOTING RIGHTS, DESIGNATIONS, PREFERENCES, RIGHTS AND QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF EACH SERIES OF SUCH PREFERRED STOCK.

Article FOURTH of the Amended and Restated Certificate of Incorporation presently authorizes the Company to issue only shares of Common Stock. Preferred stock would provide the Company and its stockholders the flexibility to structure equity investments to raise capital in a variety of contexts that with common stock would not be possible. The preferred stock could provide the Board with the tools to structure various arrangements that might resemble more debt characteristics than equity to meet not only future capital requirements but to address unexpected future events. The Company today is not in a position to raise capital through debt instruments, but must rely upon equity investments to raise funds for the exploration and development in the Megiddo-Jezreel License area. At some future time, the Company may pursue also the Israeli capital market through a possible dual listing on the Tel Aviv Stock Exchange.

We have no current plans, arrangements, or agreements to issue any preferred shares. The Proposed Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of the Company, nor does the Board have any present intent to use the preferred stock to impede a takeover attempt.

The newly authorized preferred stock would be “de-clawed blank check” preferred stock, meaning the preferred stock will be available for issuance without further action by the shareholders, except that it will not be used specifically for anti-takeover purposes. Subject to the limitations described below, the preferred stock would have such voting rights, designations, preferences, qualifications, limitations or restrictions and relative rights, participating rights, option rights and conversion rights or other special rights as the Board may designate for each class or series issued from time to time. The preferred stock to be authorized are commonly referred to as “de-clawed blank check” preferred stock, since the Board represents that it will not issue, without prior shareholder approval, any series of the preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing a shareholder rights plan, or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.

However, within this limit, the Board may issue preferred stock for capital raising transactions, future acquisitions, joint ventures, strategic alliances or for other corporate purposes as approved by the Board that may have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes. The Board believes that authorization of preferred stock with the above limitation is consistent with sound corporate governance principles while enhancing the Company’s ability to take advantage of financing alternatives and acquisition opportunities. The preferred stock would be available for issuance without further action by the shareholders, except as may be required by applicable laws or rules. For example under NASDAQ rules, shareholder approval is required for any potential issuance of 20% or more of our outstanding common stock in connection with issuances not involving a public offering.

The Board believes that the Company should take all necessary steps to achieve higher capital levels that will position the Company to fully develop the oil and gas resource potential in the Megiddo-Jezreel License area, which may require multiple wells to be drilled. We believe the ability of the Board to issue preferred stock is necessary for the Company to receive capital pursuant to this potential. In addition, the Board believes this change will provide the Company with greater flexibility in structuring future capital raising transactions, acquisitions and/or joint ventures, including taking advantage of financing techniques that receive favorable treatment from regulatory agencies and credit rating agencies. Being able to issue preferred stock without shareholder approval will enable the Company to engage in financing transactions and acquisitions, which take full advantage of changing world market conditions with little or no delay.

The actual effect of the issuance of any shares of the preferred stock upon the rights of the holders of common stock cannot be stated until the Board determines the specific rights of any shares of the preferred stock. In deciding whether to issue shares of preferred stock, the Board will consider the terms of such stock and the effect of the issuance on the operating results of the Company and its existing shareholders. The Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

The Board will, in the exercise of their fiduciary duties to the shareholders, weigh all factors carefully, together with the needs and prospects of the Company, before committing to the issuance of further shares not requiring shareholder approval. The Board does not propose this amendment for the purpose of discouraging mergers or changes in control of the Company, nor to preserve or increase the voting power of insiders or any significant shareholders. The Board proposes this amendment for financing purposes with minimal or hopefully no dilution to current shareholders in the short and long term. The Board plans to consider the use of preferred stock primarily to develop the Megiddo-Jezreel License area, if commercially-producible hydrocarbons are discovered.

The failure to approve the Proposed Amendment could limit us in connection with future capital raising transactions or other strategic transactions if such transactions require us to issue preferred stock to reach important capital markets. If our shareholders do not approve the Proposed Amendment, it limits our ability to compete in the capital marketplace and enhance shareholder value through the development of our license areas, acquisitions and other strategic transactions. In such cases, we may lose opportunities due to the time delay and uncertainty of needing to hold a special meeting of shareholders in order to proceed with such transactions.

A copy of the Proposed Amendment, which includes the text of Article FOURTH as it is proposed to be amended, is attached as Appendix A to this Proxy Statement and incorporated by reference to this proposal. If the Proposed Amendment is approved by shareholders, the Proposed Amendment will become effective upon filing with the Delaware Secretary of State, which we intend to do promptly following such approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE COMPANY TO ISSUE OF UP TO 25,000,000 SHARES OF PREFERRED STOCK AND GRANT TO THE BOARD OF DIRECTORS THE EXPRESS AUTHORITY TO DETERMINE FOR ONE OR MORE SERIES OF PREFERRED STOCK, THE VOTING RIGHTS, DESIGNATIONS, PREFERENCES, RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF EACH SERIES OF SUCH PREFERRED STOCK.

PROPOSAL NO. 4

APPROVE AN ADDITIONAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE 2011 EQUITY INCENTIVE PLAN AND THE 2011 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

The Board believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company under the Company’s 2011 Equity Incentive Plan (the “Equity Incentive Plan”), effective April 13, 2011. The Equity Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees. Although the Company cannot currently determine the number of options that may be granted in the future to the executive officers and other employees of the Company, each of the executive officers and key employees of the Company has an interest in the approval of the additional number of shares of Common Stock available for issuance in so far as they are eligible recipients of options under the Equity Incentive Plan. The Company cannot currently determine the number of options that may be granted in the future to the officers and employees under the Equity Incentive Plan through which award options will be available until April 13, 2021.

The Equity Incentive Plan is designed to give the Board and the Compensation Committee the maximum flexibility in providing incentive compensation to key employees and consultants and the availability of an additional 4,000,000 shares of Common Stock will provide that flexibility over the life of the Equity Incentive Plan to respond to business and economic developments and trends in executive compensation practices. The Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and performance units. The Equity Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

The Board believes that equity based awards are an important incentive for attracting and retaining on the Company’s Board the service of individuals who are not otherwise employed by the Company or any subsidiary or branch under the 2011 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), effective June 20, 2011 and terminating June 20, 2021. The availability of an additional 2,000,000 shares of Common Stock will provide that flexibility over the life of the Directors’ Plan to respond to business and economic developments and trends in board compensation packages and to attract and retain qualified non-employee directors. Although the Company cannot currently determine the number of options that may be granted in the future to non-employee directors of the Company, each of the non-employee directors of the Company has an interest in the approval of the availability of the additional 2,000,000 shares of Common Stock to the Directors Plan in so far as they are eligible recipients of options under the plan. Under the Directors’ Plan, the Compensation Committee may issue only non-qualified options. Because awards under the Directors’ Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the Directors’ Plan over the life of the plan ending June 20, 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AN ADDITIONAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE 2011 EQUITY INCENTIVE PLAN OF 4,000,000 SHARES OF COMMON STOCK AND TO APPROVE AN ADDITIONAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE 2011 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN OF 2,000,000 SHARES OF COMMON STOCK.

PROPOSAL NO. 5

RATIFICATION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

MaloneBailey, LLP (“MaloneBailey”), an independent registered public accounting firm was the auditor for the year ended December 31, 2014 and has been selected as the independent auditor for the year ending December 31, 2015. Although stockholder ratification is not required for the appointment of MaloneBailey, since the Audit Committee has the responsibility for appointing the Company’s independent auditors, the appointment is being submitted for ratification with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in the future.

It is expected that a representative of MaloneBailey will be available to respond to appropriate questions from stockholders present at the annual meeting.

Principal Accountant Fees and Services

The following table sets forth the fees for services provided by Malone Bailey and SC relating to the fiscal years ended December 31, 2014 and December 31, 2013.

	Fiscal Year 2014		Fiscal Year 2013
	SC	Malone Bailey	SC		Malone Bailey
Audit Fees(1)	$39,000	$57,000		$39,000	$57,000
Audit-Related Fees(2)	—	$9,520	$		8,000
Tax Fees(3)	$7,000	—		$11,250	—
All Other Fees	—	—		—	—
Total	$46,000	$66,520		$50,250	$65,000

____________

(1)      Audit Fees consist of fees for professional services rendered for the audit of our financial statements included in the Annual Report on Form 10-K/A, internal controls over financial reporting and the review of the interim financial statements included in the Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2)      Audit Related Fees consist of assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)      Tax Fees consist of services that were related to the filing of tax returns for our Israeli branch (figures presented exclude VAT tax).

Policy on Pre-Approval of Services

Our Audit Committee considers and pre-approves any audit and non-audit engagement or relationship between the Company and any independent accountant. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve all audit or non-audit services to be provided by an independent accountant if presented to the full Audit Committee at its next meeting. In accordance with these procedures, the engagement of MaloneBailey to conduct the audit of our 2014 financial statements was pre-approved by the Chairman of our Audit Committee and approved by the Audit Committee.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS OTHERWISE SPECIFIED IN THE PROXY.

OTHER MATTERS

At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented for a vote thereat.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, stockholder proposals intended to be presented at the Company’s 2016 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act must be made in accordance with the bylaws of the Company and received by the Company, at its principal executive offices, to be eligible for inclusion in the Company’s proxy statement for that meeting, no later than December 31, 2015. The proposal must otherwise comply with all requirements of the SEC for stockholders proposals. Appropriate stockholder proposals submitted outside of Rule 14a-8 must be pursuant to our bylaws and policies. The Board will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2016 proxy statement.

SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you may vote by telephone or via the Internet. If you have received a paper copy of the proxy card by mail you may also sign, date and return the proxy card promptly in the enclosed postage-prepaid envelope.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and related notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and related notices, or if you are receiving multiple copies of the proxy statement and related notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, Texas 75231 or by calling us at (214) 221-4610.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K/A for the year ended December 31, 2014, the Proxy Statement and the Notice of Annual Meeting of Stockholders and related notices to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, Texas 75231 or by calling us at (214) 221-4610.

By Order of the Board of Directors

/s/ VICTOR G. CARRILLO
Victor G. Carrillo
President and Chief Operating Officer

April 16, 2015

Appendix A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ZION OIL & GAS, INC.

The undersigned, John M. Brown, Chief Executive Officer of Zion Oil & Gas, Inc., a Delaware corporation (the “Corporation”) does hereby certify as follows:

1.       The name of the Corporation is Zion Oil & Gas, Inc.

2.       The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 2, 2003.

3.       The first paragraph of Paragraph FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety of the first paragraph as follows:

“The total number of shares of common stock which the Corporation is authorized to issue is 200,000,000 shares of common stock with a par value of $0.01 per share.”

4.       The second paragraph of Paragraph FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety of the second paragraph as follows:

“The total number of shares of preferred stock which the Corporation is authorized to issue is 25,000,000 shares of preferred stock with a par value of $0.01 per share and the board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.”

5.       This amendment of the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this certificate of amendment has been executed as of this ___ day of June 2015.

Name: John M. Brown
Title: Chief Executive Officer

A-1

ANNUAL MEETING OF SHAREHOLDERS OF

ZION OIL & GAS, INC.

June 10, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST, Tuesday, June 9, 2015.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/Zionoil/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20430300300300001000 2 061015

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE PROPOSALS BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ John M. Brown
○ Forrest Garb
○ Kent Siegel
○ Glen Perry

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

ZION OIL & GAS, INC.

June 10, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/Zionoil/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430300300300001000 2 061015

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE PROPOSALS BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ John M. Brown
○ Forrest Garb
○ Kent Siegel
○ Glen Perry

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ZION OIL & GAS, INC.

Proxy for Annual Meeting of Shareholders on June 10, 2015

June 10, 2015 at 2:00 PM CST

Westin Galleria Hotel Dallas

13340 Dallas Parkway, Dallas, Texas 75240

Fourth Floor in the San Antonio Ball Room

Registration starts at 1:30 PM   Reception immediately following the meeting (3:00 pm to 6:00 pm)

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Martin van Brauman and Brittany Martin, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Zion Oil & Gas, Inc., to be held June 10, 2015 at Westin Galleria Hotel Dallas, 13340 Dallas Parkway, Dallas, Texas 75240 Fourth Floor in the San Antonio Ball Room, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1   14475